UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2020

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2020, Vuzix Corporation (the “Company”) entered into a securities purchase agreement with the purchasers set forth on the signature pages thereto for the purchase and sale of an aggregate of 3,647,059 shares of the Company’s common stock, and warrants to purchase an aggregate of up to 3,647,059 shares of common stock, in a registered direct offering at a combined purchase price of $4.25 per share and warrant, for an aggregate purchase price of $15,500,000. The warrants will be exercisable for a period commencing upon issuance and expiring March 19, 2021, at an exercise price of $5.25 per share.

Pursuant to an engagement letter agreement dated September 4, 2020 by and between the Company and The Special Equities Group, a division of Bradley Woods & Co. LTD. (“Bradley Woods”), the Company engaged Bradley Woods to act as the Company’s placement agent in connection with the registered direct offering. Pursuant to the engagement agreement, the Company agreed to pay Bradley Woods a cash fee equal to $777,777.77, and to reimburse Bradley Woods for its legal expenses in the amount of $20,000.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, will be approximately $14.6 million. The registered direct offering is expected to close on or about September 9, 2020, subject to customary closing conditions.

The shares and warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, dated September 4, 2020, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-231932) filed with the Securities and Exchange Commission on June 3, 2019.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the agreements described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 8.01	Other Events.

On September 4, 2020, the Company issued a press release regarding the registered direct offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Engagement Agreement.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell
Chief Financial Officer